Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT FOURTH QUARTER AND FULL YEAR 2013 RESULTS ON FEBRUARY 26, 2014

Englewood, CO — February 11, 2014 — Ascent Capital Group Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the three and twelve months ended December 31, 2013 after the market close on Wednesday, February 26, 2014. The company will host a conference call that day at 5:00 p.m. ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Monitronics International, Inc. and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman and Chief Executive Officer, Bill Fitzgerald; Senior Vice President and Chief Financial Officer, Mike Meyers; and Executive Vice President, Mike Haislip. Messrs. Haislip and Meyers are also executive officers of Monitronics.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 59199384. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through April 6, 2014 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 59199384.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com